                                                                    EXHIBIT 10.1

                            ENVIRONMENTAL AGREEMENT
                            -----------------------


     This Environmental Agreement (as such agreement may be amended from time to time, the "Agreement") is entered into as of July 6, 1994 by and among CONTROL DEVICES, INC., an Indiana corporation ("Buyer"), GTE PRODUCTS OF CONNECTICUT CORPORATION, a Connecticut corporation ("GTE Connecticut"), GTE CORPORATION, a New York corporation ("GTE"), GTE CONTROL DEVICES INCORPORATED, a Delaware corporation ("CDI") and DOMINICAN OVERSEAS TRADING COMPANY, a Delaware corporation ("DOTC" and, together with CDI, "Sellers").

     WHEREAS, GTE Connecticut, Sellers, and Buyer have entered into an Asset Purchase Agreement dated as of the date hereof (as such agreement may be amended from time to time, the "Asset Purchase Agreement") pursuant to which Buyer is to acquire the Business as therein defined;

     WHEREAS, Sellers own or lease certain real properties in connection with the operation of the Business; and

     WHEREAS, Sellers use, store and produce certain materials regulated by law in connection with the operation of the Business.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     For all purposes of this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, and except as otherwise expressly provided herein, capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Asset Purchase Agreement. In addition, the following terms shall have the following meanings:

     "Acquired Facilities" means those facilities owned or leased by CDI and which are listed on Schedule 1.1 hereto.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601-9657, as amended by the Superfund Amendments and Reauthorization act of 1986, Pub. L. No. 100 Stat. 1613 (October 17, 1986).

     "Contamination" means the presence of Regulated Materials in the ambient air, surface water, groundwater, land, vegetation, soil or subsurface strata in such a manner and quantity that (i) would require any reporting or remediation under Environmental Requirements or (ii) exceeds any applicable legal maximum standard for such Regulated Material under Environmental Requirements except to the extent any such exceedance is attributable to the presence of such Regulated Material in concentrations less than or equal to background conditions.

     "Environmental Liabilities" means all Losses either (i) resulting from any claim or demand under any Environmental Requirement, by any person or Governmental Entity, or (ii) arising or resulting from, relating to or as a consequence of noncompliance with any Environmental Requirements, any Contamination or the release or threatened release of a Regulated Material into the environment.

     "Environmental Permit" means any license, permit, franchise, certificate of authority, or order, or any extension, modification, amendment or waiver of the foregoing, required to be issued by any Government Entity, in connection with any Environmental Requirement.

     "Environmental Requirements" means all applicable foreign, federal, state, interstate and local government or agency laws, statutes, ordinances, rules, notices, regulations, Orders, Approvals and requirements of common law relating to protection of the environment including CERCLA, the Hazardous Material Transportation Act (49 U.S.C. (S) 1801 et seq.), the Clean Water Act (33 U.S.C.
                                       -- ---
(S) 7401 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S)
         -- ---
6901 et seq.) ("RCRA"), the Clean Air Act (42 U.S.C. (S) 1251 et seq.), the
     -- ---                                                   -- ---
Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), and the Federal
                                                 -- ---
Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S) 136 et seq.).
                                                             -- ---

     "EPA" means the United States Environmental Protection Agency.

     "Existing Environmental Requirements" means those applicable provisions of any Environmental Requirements (including any interim final regulations) that are both in effect and required to be met on or prior to the Closing Date.

     "Indemnified Party" means any party entitled to be paid, indemnified, defended or held harmless pursuant to Article II hereof.

     "Indemnifying Party" means any party obligated to pay, indemnify, defend or hold harmless pursuant to Article II hereof.

     "Insurance Policies" means the insurance policies listed on Schedule 2.11.

     "Maine DEP" means the Maine Department of Environmental Protection.

     "Net Tax Benefit" has the meaning set forth in Section 2.7.

     "Off-Site Environmental Liabilities" has the meaning set forth in Section 2.2(a)(iii).

     "Regulated Material" means:

         (i) any substance that is defined or listed in, or otherwise classified pursuant to, any applicable Environmental Requirements as a "hazardous material," "hazardous waste" or "toxic substance," "hazardous substance," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity or toxicity; or

        (ii) any pollutant or contaminant, or petroleum or petroleum-derived products, substances or wastes, as defined pursuant to any applicable Environmental Requirements.

     "Standish Facility" means the facility owned by CDI located in Standish, Maine.

     "Tax Reimbursement Amount" has the meaning set forth in Section 2.7.


                                  ARTICLE II
                    ALLOCATION OF ENVIRONMENTAL LIABILITIES

     2.1 Acknowledgement.
         ----------------

     Sellers and Buyer acknowledge and agree that the consideration provided for in the Asset Purchase Agreement for the Purchased Assets is sufficient and takes into account the allocation of Environmental Liabilities set forth herein. It is the intent of the parties that this Agreement shall be the only allocation of Environmental Liabilities among them.

     2.2 Indemnification Obligations of GTE, GTE Connecticut and Sellers.
         ---------------------------------------------------------------

     Effective as of the Closing, GTE, GTE Connecticut, Sellers and their successors and assigns shall retain and jointly and severally shall indemnify and hold harmless Buyer and its directors, officers, employees, Affiliates, agents and assigns, from and against:

     (a) any and all Environmental Liabilities:

        (i) arising out of or relating to the use, ownership, or operation of any Acquired Facility except as to the remediation addressed by Section 2.2(a)(iv), to the extent that any such Environmental Liability arises out of or relates to on-site Contamination existing prior to the Closing Date;

       (ii) arising under Existing Environmental Requirements for Sellers' or any Predecessor's shipping of, or arranging for the treatment, storage or disposal of, materials at or to any facility other than an Acquired Facility prior to the Closing Date;

      (iii) arising out of or relating to Contamination existing in the area beyond the boundaries of any Acquired Facility ("Off-Site Environmental Liabilities"), to the extent any such Off-Site Environmental Liabilities (x) arise from on-site Contamination set forth in Schedule 2.2 known to exist prior to the Closing Date, (y) exceed the amount of $50,000 in the aggregate, and (z) do not arise from any failure by Buyer to satisfy its obligations under Section 4.3; and

       (iv) arising out of or relating to any remediation required by the Maine DEP or the EPA with respect to any on-site Contamination set forth in Schedule
2.2 known to exist prior to the date hereof, which remediation is to be performed pursuant to Section 2.4(b) below;

        (v) arising out of or relating to failure of the acute or chronic toxicity testing requirements set forth in the NPDES permit for the wastewater treatment facilities at the Standish Facility on account of the presence in the Standish Facility's non-contact cooling water of zinc added to the domestic water supply by the Portland Water District, until such time as GTE, GTE Connecticut and Sellers purchase, install and convey, subject only to Permitted Exceptions, the equipment described in the letter dated June 14, 1994 from Eric Thompson of EOS Research to Jim Jones of the Maine DEP, and take any other action necessary to implement the treatment system described in that letter, including preparation of a permit modification, if required, and toxicity test results on the discharge from the Standish Facility are in compliance with the NPDES Permit; provided that nothing set forth in this Section 2.2(a)(v) shall impose upon GTE, GTE Connecticut or Sellers any obligations to operate or maintain the affected wastewater treatment facilities after the Closing Date, which obligations and any Environmental Liabilities relating thereto, including the obligation to comply with the NPDES permit (except to the extent assumed by Seller with respect to the zinc added by the Portland Water District under this
Section 2.2(a)(v)), shall be assumed by Buyer on and after the Closing Date and shall be covered by Buyer's obligations pursuant to Section 2.3(a);

     (b) any Losses incurred by Buyer arising out of or relating to any material breach or inaccuracy in any of the representations, warranties and agreements of Sellers set forth in this Agreement; and

     (c) any Environmental Liabilities incurred by Buyer and any other Losses incurred by Buyer on account of the negligence of GTE, GTE Connecticut or any Seller, arising out of or relating to GTE's, GTE Connecticut's or any Seller's use of the easement(s) described in Section 4.2 below except to the extent that the activity giving rise to such Environmental Liability or other Loss was required by the Maine DEP and was performed in accordance with such requirements.

     2.3 Indemnification Obligations of Buyer.
         ------------------------------------

     Effective as of the Closing, Buyer, its successors and assigns agree to assume and indemnify and hold harmless GTE, GTE Connecticut, Sellers and their respective directors, officers, employees, Affiliates, agents and assigns from and against:

     (a) any and all Environmental Liabilities (i) arising out of or relating to the use, ownership, or operation of any Acquired Facility to the extent such Environmental Liability arises out of occurrences or conditions which (x) arise on or after the Closing Date except to the extent that such Environmental Liability is retained by GTE Connecticut or Sellers pursuant to Section 2.2 or
(y) initially becomes subject to an Environmental Requirement giving rise to such Environmental Liability on or after the Closing Date and (ii) arising under Environmental Requirements for Buyer's shipping of, or arranging for the treatment, storage or disposal of, materials at or to any facility other than an Acquired Facility but only to the extent such Environmental Liability relates to Buyer's shipping of or arranging for the treatment storage or disposal of materials at such facility on or after the Closing Date;

     (b) the first $50,000 of Environmental Liabilities incurred by GTE, GTE Connecticut or Sellers described in Section 2.2(a)(iii); and

     (c) subsequent to the expiration pursuant to Section 2.9 of the obligations of GTE, GTE Connecticut and Sellers' set forth in Sections 2.2(a)(i), (iii) and
(iv), any and all Environmental Liabilities described in Sections 2.2(a)(i),
(iii) and (iv), as each of said subsections expires.

     2.4 Allocation of Certain Responsibilities.
         --------------------------------------

     (a) Buyer for itself and its successors and assigns hereby agrees to perform or otherwise discharge or cause to be discharged any and all Environmental Liabilities which it assumes pursuant to Section 2.3.

     (b) GTE, GTE Connecticut and Sellers, for themselves and their successors and assigns, hereby agree to perform or otherwise discharge or cause to be discharged any and all Environmental Liabilities which they retain pursuant to
Section 2.2, including performing or causing to be performed, at the expense of GTE, GTE Connecticut or Sellers, the remediation required by the Maine DEP or the EPA with respect to Contamination identified on Schedule 2.2 and the installation and testing of the equipment and implementation of the treatment system as described in Section 2.2(a)(v).

     (c) With respect to Environmental Requirements pertaining to the post-closure care of the closed surface impoundment at the Standish Facility pursuant to the post-closure license for such facility, the parties hereby agree to allocate the obligations to perform such Environmental Requirements substantially in accordance with Schedule 2.4.

     2.5 Releases.
         --------

     Buyer hereby releases GTE, GTE Connecticut, Sellers and their Affiliates from any and all Environmental Liabilities which it assumes pursuant to Section 2.3(a) and (c). GTE, GTE Connecticut and Sellers hereby release Buyer from any and all Environmental Liabilities which they retain pursuant to Section 2.2 hereof.

     2.6 Procedures.
         ----------

     (a) Notices.
         -------

         (i) Any party seeking indemnification of any Environmental Liability or potential Environmental Liability arising from a claim asserted by any third party shall give written notice to the party from whom indemnification is sought. Written notice to the Indemnifying Party of the existence of such a claim shall be given by the Indemnified Party within 30 days after its receipt of a written claim or assertion of liability from the third party.

        (ii) Buyer shall promptly pay GTE, GTE Connecticut and Sellers any of the $50,000 "deductible" due pursuant to Section 2.3(b) upon receipt of written notice containing reasonable information describing the work performed and that such work satisfies the criteria for reimbursement set forth in Section 2.2(a)(iii) and costs incurred by GTE, GTE Connecticut or Sellers. Buyer shall submit payment within 30 days of receipt of such notice, provided Buyer does not dispute the payment thereof. The parties shall cooperate to amicably resolve any such dispute.

     (b) Defense. The procedures set forth below relate to indemnifiable claims
         -------
         of third parties.

         (i) The Indemnifying Party may, at its option and expense, participate in the defense of a claim by any third party. At the request of the Indemnified Party, the Indemnifying Party shall promptly assume the costs of defense of the indemnifiable claim, in which event, the Indemnifying Party shall retain experienced counsel reasonably satisfactory to the Indemnified Party and thereafter shall control defense of the claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to retain counsel of its choice at the expense of the Indemnifying Party and control the defense of the indemnifiable claim under any of the following circumstances:

               (x) The Indemnifying Party fails to assume the defense of a claim within 30 days after receiving written notice of the existence of the claim and, in any event, the Indemnified Party may retain such counsel and control such defense during such 30-day notice period (unless, prior to the end of such 30 days, the Indemnifying Party assumes such defense); or

               (y) The Indemnifying Party agrees to assume the defense of a claim but either reserves its rights to challenge, or does not upon request acknowledge in writing, its obligation to the Indemnified Party; or

               (z) The Indemnified Party reasonably believes and so notifies the Indemnifying Party in writing that the claim, even if indemnified for, materially and adversely will affect its business, financial condition or results of operations.

         (ii) In all cases, the party without the right to control the defenses of the indemnifiable claim may participate in the defense at its own expense.

         (iii) In the event that any claims by a third party involve both indemnifiable claims and claims for which no indemnification is owed by the Indemnifying Party, then the Indemnifying Party and the Indemnified Party shall jointly determine at all times thereafter the actions to be taken with respect to such claims and the control, investigation, prosecution, defense and settlement thereof.

     2.7 Tax Adjustments.
         ---------------

     Any amounts payable by the Indemnifying Party to or on behalf of an Indemnified Party in respect of an Environmental Liability shall be adjusted as follows:

     (a) If such Indemnified Party is liable for any additional Taxes as a result of the receipt of amounts in respect of an indemnifiable claim, the Indemnifying Party will pay to the Indemnified Party in addition to such amounts in respect of the Environmental Liability within 10 days after being notified by the Indemnified Party of the payment of such liability (i) an amount equal to such additional Taxes (the "Tax Reimbursement Amount") plus
   (ii) any additional amounts required to pay additional Taxes imposed with respect to the Tax Reimbursement Amount and with respect to amounts payable under this clause (ii), with the result that the Indemnified Party shall have received from the Indemnifying Party, net of the payment of Taxes, an amount equal to the Environmental Liability to be paid under Section 2.2 or 2.3.

     (b) The Indemnified Party shall reimburse the Indemnifying Party an amount equal to the net reduction in any year in the liability for Income Taxes of the Indemnified Party of any member of a consolidated or combined tax group of which the Indemnified Party is, or was at any time, part, which reduction is actually realized with respect to any period after the Closing Date and which reduction would not have been realized but for the amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of an Environmental Liability, or amounts paid by the Indemnified Party pursuant to this paragraph (a "Net Tax Benefit"). The amount of any Net Tax Benefit shall be paid not later than 15 days after the date on which such Net Tax Benefit is used to compute an obligation to pay installments of estimated tax; provided, however, that if the amount of any Net Tax Benefit
                  --------  -------
   is subsequently affected by reason of any event or events, including any payment of Income Taxes by such Indemnified Party with respect to the loss of such Net Tax Benefit upon audit or litigation, appropriate adjustments and payments to take into account the increase or decrease in such Net Tax Benefit shall be made between the Indemnified Party and the Indemnifying Party within 15 days after such event or events. Any reasonable expenses associated with the realization of a Net Tax Benefit or any contest or proceeding with respect to a Net Tax Benefit shall be deemed to reduce such Net Tax Benefit. Buyer agrees to provide GTE Connecticut and Sellers or their designated representatives with assistance and such documents and records reasonably requested by them that are relevant to their ability to determine whether a Net Tax Benefit has been realized including copies of Tax Returns, estimated tax payments, schedules, and related supporting documents.

     (c) Notwithstanding anything in this Section 2.7 to the contrary, no Tax Reimbursement Amount or Net Tax Benefit shall arise where and to the extent that adjustment to the basis of any asset resulting from a payment being treated as an adjustment to the Purchase Price pursuant to Section 2.13 or any additional or reduced Taxes resulting from any such basis adjustment unless there is a final determination providing that such payment is not an adjustment to the Purchase Price for federal income tax purposes and is instead includible in the gross income of the recipient thereof.

     2.8 Settlement Limitations.
         ----------------------

     Notwithstanding anything in this Article II to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party, settle or compromise any indemnifiable claim or permit a default or consent to entry of any judgment, except that (x) GTE, GTE Connecticut or Sellers may settle or compromise any indemnifiable claim if it relates to, or the claim resulting in such judgment would have given rise to, any indemnifiable claim under Section 2.2 and (y) Buyer may settle or compromise any indemnifiable claim if it relates to, or the claim resulting in such judgment would have given rise to, an indemnifiable claim under Section 2.3. If a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer without reservation of any rights or defenses against the Indemnified Party, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such indemnifiable claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus the Environmental Liabilities of the Indemnified Party relating to such indemnifiable claim through the date of its rejection of the settlement offer and (B) the aggregate Environmental Liabilities of the Indemnified Party with respect to such claim. Except as provided in Section 2.11, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such claim.

     2.9 Survival.
         --------

     This Article II and the indemnification hereunder shall survive and shall remain in effect indefinitely, except as follows:

     (a) Sections 2.2(a)(i), (ii) and 2.2(b) shall survive for, and any claim for indemnification shall be made prior to the expiration of, a period of three years after the Closing Date;

     (b) Section 2.2(a)(iii) shall survive:

         (i) indefinitely with respect to any Off-Site Environmental Liabilities arising out of or relating to personal injury;

        (ii) for, and any claim for indemnification shall be made prior to the expiration of, a period of five years after the Closing Date with respect to any Off-Site Environmental Liabilities arising out of or relating to any matter other than personal injury, including, but not limited to damage to property, the environment or natural resources; and

     (c) Sections 2.2 (a)(iv) and 2.2(c) shall survive for, and any claim for indemnification shall be made prior to the expiration of, a period ending three years following the date on which GTE, GTE Connecticut or Sellers deliver a certification or certifications to the Maine DEP that (i) Contamination of the groundwater originating from the surface impoundment at the Standish Facility or
(ii) Contamination of the groundwater originating from the out-of-service leach field at the Standish Facility has been remediated in accordance with the applicable requirements of the Maine DEP, whichever occurs later; provided,
                                                                  --------
however, that, neither GTE, GTE Connecticut nor any Seller shall deliver any
- -------  ----
such certifications unless and until the Contamination set forth in this Section 2.9(c)(i) and (ii) has been remediated in accordance with the applicable requirements of the Maine DEP or the EPA; and

     (d) any representations and warranties contained in or made pursuant to this Agreement shall survive for a period of three years after the Closing Date.

     Any matter covered by this Article II as to which a claim has been asserted by notice to the other party under Section 2.6 that is pending or unresolved at the end of any applicable survival period shall continue to be covered by this
Article II notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

     2.10 Actual Damages.
          --------------

     Any indemnifiable claim shall be limited to the amount of actual Environmental Liabilities sustained by the Indemnified Party and shall be net of any insurance proceeds received by the Indemnified Party from insurance companies, including affiliated insurance companies. The Indemnified Party shall promptly reimburse the Indemnifying Party for any insurance proceeds it may so receive subsequent to its indemnification under this Agreement.

     Notwithstanding anything to the contrary contained herein, Environmental Liabilities with respect to claims of any Indemnified Party shall not include consequential damages.

     2.11 Acknowledgement.
          ---------------

     Buyer hereby acknowledges that (i) with respect to Environmental Liabilities, the Insurance Policies (and benefits thereunder) have been assigned to an Affiliate of GTE Connecticut and (ii) Buyer shall not have any rights to any Insurance Policies (or benefits thereunder) with respect to Environmental Liabilities. Notwithstanding the foregoing, to the extent that Insurance Policies cover asbestos claims, the benefits of such Insurance Policies remain available to Buyer.

     2.12 Limitations on Indemnification
          ------------------------------

     Neither GTE, GTE Connecticut nor either Seller shall be required to indemnify any Person under Section 2.2 unless the aggregate of all amounts for which indemnity would otherwise be payable by GTE, GTE Connecticut and Sellers thereunder exceeds $50,000; provided that the foregoing limitation upon the obligations of GTE, GTE Connecticut and Sellers under Section 2.2 shall not apply to amounts for which indemnity would otherwise be payable under Section 2.2(a)(iii) which latter amounts shall also not be included in calculating whether the aggregate has been exceeded.

     2.13 Treatment of Payments.
          ---------------------

     All payments made pursuant to this Article II shall be treated as provided in Section 8.7 of the Asset Purchase Agreement.

                                  ARTICLE III
                             PERMITS AND APPROVALS;
                      REPRESENTATIONS; CLOSING CONDITIONS

     3.1 Duties to Cooperate.
         -------------------

     GTE, GTE Connecticut, Sellers and Buyer shall cooperate and use their best efforts to obtain, as necessary, (a) those Approvals and Permits required by any applicable Existing Environmental Requirement that are held by Sellers to enable Buyer to continue operations in the same manner subsequent to the Closing Date as before the Closing Date, and (b) those Approvals and Permits required by any applicable Existing Environmental Requirement necessary to effect the transfer of the Purchased Assets contemplated by the Asset Purchase Agreement. Sellers and Buyer shall promptly prepare, or cause to be prepared, all registrations, filings and applications, requests and notices preliminary to all such Approvals and Permits and shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of such registrations, filings or applications under the provisions of such Existing Environmental Requirements. GTE, GTE Connecticut, Sellers, and Buyer shall supply to each other copies of all correspondence, filings or communications, including file memoranda evidencing telephonic conferences, by such party or its Affiliates with any Governmental Entity or members of its staff, with respect to the subject matter of this Section 3.1 and Section 2.2.

     3.2 Representations.
         ---------------

     GTE, GTE Connecticut and each Seller represents, warrants and agrees as follows:

     (a) Except as set forth in Schedule 2.2 and Schedule 3.2, to the best knowledge of Sellers, there are no Environmental Liabilities at the Acquired Facilities that individually or in the aggregate would reasonably be expected to have a material adverse effect on (i) the ability of Sellers to consummate the transactions contemplated by the Asset Purchase Agreement or (ii) the Business.

     (b) Except as set forth on Schedule 3.2, to the best knowledge of Sellers, Sellers hold (i) all Environmental Permits that are required by any Governmental Entity in connection with Existing Environmental Requirements to permit them to conduct the Business as now conducted, and (ii) all such Environmental Permits are valid and in full force and effect and, provided Buyer has made the appropriate applications and proposes no change to the Environmental Permits, will either remain valid and in full force and effect upon consummation of the transactions contemplated by this Agreement or will be issued to Buyer following such applications except where, in the case of both clauses (i) and (ii), the failure to hold any such Environmental Permit would not singly or in the aggregate, constitute a Material Adverse Circumstance. To the best knowledge of Sellers, no suspension, cancellation or termination of any Environmental Permit referred to in clause (i) above (after taking into account the exception thereto and any such cancellation or termination resulting from this transaction) is threatened or imminent.

     3.3 Conditions to Effectiveness.
         ---------------------------

     (a) The provisions of Article II of this Agreement shall not take effect until the following conditions have been satisfied, unless waived in writing by all parties:

         (i) Those Environmental Permits that are required by any Existing Environmental Requirement to be held by Buyer to enable Buyer to continue operations at any Acquired Facility in substantially the same manner subsequent to the Closing Date as before Closing Date shall have been received or obtained on or prior to or shall otherwise be effective as of the Closing Date except for any such Environmental Permit the failure to have received or obtained would not, individually or in the aggregate, constitute a Material Adverse Circumstance or otherwise materially interfere with the conduct of the business at any Acquired Facility.

        (ii) Any Permit and Approval required by any applicable Existing Environmental Requirement necessary to effect the transfer of the Purchased Assets shall have been received or obtained on or prior to or shall otherwise be effective as of the Closing Date.

       (iii) The representations and warranties of Sellers contained herein shall be true in all material respects at the Closing Date with the same effect as though made at such time.

        (iv) Buyer shall have received or obtained a new RCRA generator identification number for use by Buyer in connection with any hazardous waste management activities to be carried out by Buyer under Environmental Requirements on or after the Closing Date at the Standish Facility and GTE Connecticut shall have retained the existing RCRA generator identification number for use in connection with any hazardous waste management activities required to be carried out by GTE, GTE Connecticut and Sellers under this Agreement at the Standish Facility, provided that, in the event Buyer is unable to obtain a new RCRA generator identification number, GTE, GTE Connecticut and Sellers, at their option, may request a new RCRA identification number or, the parties agree that Buyer, GTE, GTE Connecticut and Sellers may use the existing RCRA generator identification number for the Standish Facility, in which event,
   (x) this condition to closing shall be deemed waived by the parties, (y) Buyer shall defend, indemnify and hold harmless GTE, GTE Connecticut, Sellers and their respective directors, officers, employees, Affiliates, agents and assigns from and against any environmental liabilities arising out of or relating to Buyer's use of the existing RCRA generator identification number and (z) GTE, GTE Connecticut and Sellers shall defend, indemnify and hold harmless Buyer, its directors, officers, employees, Affiliates, agents and assigns from and against any Environmental Liabilities arising out of or relating to GTE's GTE Connecticut's or Sellers' use of the existing RCRA generator identification number. The procedures applicable to Environmental Liabilities set forth in Section 2.6 shall apply to any matter for which indemnification is sought hereunder.

         (v) Buyer shall have received the results of a phase 1 environmental site assessment conducted by Buyer's environmental consultants and shall have notified Sellers by July 21, 1994 of such results. Such results shall not have disclosed any Environmental Liability not previously disclosed by Sellers to Buyer requiring more than $100,000 to remediate.

     (b) The failure to receive any Approval or Permit as described in Section 3.3(a) shall not excuse Buyer from its obligations to consummate the Closing if such failure to receive an Approval or Permit can be remedied subsequent to Closing by agreement of the Governmental Entity from which the Permit or Approval is required to be obtained to allow operations to continue without the incurrence by Buyer of any fines, penalties or other sanctions or the imposition on Buyer of any material limitations on the affected operations, and there is prior agreement with Buyer and Sellers to accept the terms of any such agreement.

     (c) GTE, GTE Connecticut, Sellers and Buyer agree to cooperate and to use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to obtaining) all Permits, Approvals and the new RCRA generator identification number for Buyer required by the conditions to Closing set forth in Section 3.3(a).

                                  ARTICLE IV
                             CONTINUING COVENANTS

     4.1 Buyer's Obligation to Maintain Records.
         --------------------------------------

     After the Closing date, Buyer shall maintain any records or other documents at the Acquired Facilities relating to the subject matter of this Agreement indefinitely or until notification from GTE, GTE Connecticut that such maintenance is no longer necessary.

     4.2 Sellers' Access to Acquired Facilities After the Closing Date and Buyer's Obligations in Respect of a Subsequent Owner.
         -----------------------------------------------------------------

     (a) Buyer shall cooperate with GTE, GTE Connecticut and Sellers to the extent necessary to allow them, among other things, to obtain access to all or any portion of the Acquired Facilities and to records or other documents in the possession or control of Buyer, subject to doctrines of legal privilege, to the extent necessary to perform any work required by this Agreement, including granting to GTE, GTE Connecticut and Sellers easements to afford such access. Buyer also agrees that, in connection with the conveyance of any real property included in the Purchased Assets, Buyer shall grant to GTE, GTE Connecticut and Sellers such easement or easements and create such restrictive covenant or covenants upon the use and enjoyment of such real property, all as shall be agreed to by the parties as necessary for any of the aforesaid purposes in substantially the form set forth in Schedule 4.2.

     (b) If after the Closing Date, (i) GTE, GTE Connecticut, Sellers or Buyer must comply with any Environmental Requirement, (ii) GTE, GTE Connecticut, Sellers or Buyer is subject to any claim or Action with respect to Environmental Liabilities, or (iii) for purposes of carrying out any obligations hereunder, GTE, GTE Connecticut, Sellers, and Buyer shall cooperate to the extent necessary to permit such actions to be taken as may be necessary to comply with such Environmental Requirements and the terms of this Agreement. Buyer shall provide GTE Connecticut with timely notice of any oral or written communication relating to Environmental Liabilities for which GTE, GTE Connecticut or Sellers may be required to take action pursuant to this Agreement.

     (c) In the event that Buyer fails to grant GTE, GTE Connecticut and Sellers access to or otherwise materially interferes with their right to access the Acquired Facilities, materially violates any restrictive covenant as described in this Section 4.2 or materially interferes with or adversely affects the performance by GTE, GTE Connecticut or Sellers of any activity described in
Section 2.2(a)(iv), any one of which occasions a Loss to GTE, GTE Connecticut or Sellers (i) Buyer shall defend, indemnify and hold harmless GTE, GTE Connecticut, Sellers and their respective directors, officers, employees, Affiliates, agents and assigns from and against any Losses incurred in whole or in part on account of such failure, interference or breach or arising out of or relating thereto in accordance with the same procedures applicable to Environmental Liabilities as set forth in Section 2.6 hereof, and (ii) Buyer agrees that such failure, interference or breach constitutes irreparable and immediate injury to GTE, GTE Connecticut and Sellers for which GTE, GTE Connecticut and Sellers have no adequate remedy at law and (iii) Buyer agrees that as long as Buyer is the owner or occupier of the Acquired Facility, prior notice of any proceeding initiated by GTE, GTE Connecticut or Sellers seeking relief in the nature of a temporary restraining order enforcing said rights of access or restrictive covenant shall be adequate if provided by telephone communication, telecopy or personal delivery to any officer or plant manager of Buyer at least two hours in advance of the initiation of the proceeding, unless additional advance notice is required by law and such requirement is non-waivable.

     (d) Buyer shall cause any subsequent owner of the Business or any Acquired Facility to agree to (i) comply with the obligations of Buyer under Sections 4.2(a),(b) and (c) and (ii) indemnify GTE, GTE Connecticut and Sellers with respect to such Acquired Facility in accordance with Buyer's obligations hereunder; provided that no such agreement shall relieve Buyer of any such obligations.

     4.3 Off-Site Remediation Through On-Site Activities.
         -----------------------------------------------

     If, after the Closing Date, GTE, GTE Connecticut and Sellers are required to remediate off-site groundwater contamination in the area beyond the boundaries of the Standish Facility, and if such off-site groundwater contamination may be addressed through Sellers' on-site remedial activities without interfering with Buyer's operations or ongoing remedial activities, then Buyer shall cooperate with GTE, GTE Connecticut and Sellers in conducting such remediation, including allowing GTE, GTE Connecticut and Sellers to utilize the groundwater treatment system constructed by GTE, GTE Connecticut and Sellers at the Standish Facility at no charge to GTE, GTE Connecticut and Sellers. With the consent of Buyer and Maine DEP (if required), GTE, GTE Connecticut and Sellers may, at their own expense, modify or expand the existing groundwater treatment system to accomplish the remediation of any off-site groundwater contamination.

     4.4 Transfer of Title to Remediation Facilities.
         --------------------------------------------

     Upon termination of the indemnification obligations set forth in
Section 2.2(a)(iv), GTE, GTE Connecticut and Sellers shall transfer to Buyer title to the assets used at the remediation facility operated at the surface impoundment area and proposed to be conducted at the remediation facility to be operated at the out-of-service leach field area, free and clear of any Encumbrances other than the Permitted Exceptions.


                                   ARTICLE V
                              EXCLUSIVE AGREEMENT

     5.1  General.
          -------

     GTE, GTE Connecticut, Sellers, and Buyer, for themselves and for their successors and assigns, acknowledge that all rights, liabilities, representations, warranties, disclosures, indemnifications, remedies and any other matters relating to Regulated Materials, Environmental Requirements, Environmental Permits and Environmental Liabilities shall be governed for all purposes by this Agreement; provided that the general provisions of Sections 4.1, 4.3, 5.2, 9.2, 9.5, 9.6, 9.7, 9.8 and 9.9 of the Asset Purchase Agreement
shall apply to such matters and are incorporated herein by reference.

     5.2 Permits and Approvals.
         ---------------------

     Without limiting the scope of Section 5.1, any matter relating to any Permit or Approval issued or required to be issued pursuant to any Environmental Requirement shall be governed for all purposes by this Agreement.


                                  ARTICLE VI
                                 MISCELLANEOUS

     6.1 Documentary Conventions.
         -----------------------

     This Agreement shall be governed by all the Documentary Conventions.

     6.1 Termination.
         -----------

     This Agreement shall terminate in its entirety if the Asset Purchase Agreement terminates pursuant to Section 7.1 thereof. In the event that this Agreement shall be terminated on account of a termination of the Asset Purchase Agreement pursuant to Section 7.1 thereof, the parties shall have no further rights or liabilities hereunder.

     6.3 Survival.
         --------

     Except as provided in Section 2.9 and 6.2 of this Agreement, this Agreement, its terms, conditions and limitations shall survive the Closing Date and shall remain in full force and effect indefinitely.

     6.4 Effective Dates.
         ---------------

     Except as set forth in Section 3.3 of this Agreement, this Agreement shall take effect upon the date of execution hereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date first above mentioned.

                                 CONTROL DEVICES, INC.


                                 By:
                                    ------------------------
                                    Name:
                                    Title:


                                 GTE CORPORATION


                                 By:
                                    ------------------------
                                    Name:
                                    Title:


                                 GTE PRODUCTS OF CONNECTICUT
                                 CORPORATION


                                 By:
                                    ------------------------
                                    Name:
                                    Title:


                                 GTE CONTROL DEVICES INCORPORATED


                                 By:
                                    ------------------------
                                    Name:
                                    Title:


                                 DOMINICAN OVERSEAS TRADING COMPANY


                                 By:
                                    ------------------------
                                    Name:
                                    Title:

                                      S-1
ENVIRONMENTAL AGREEMENT